EXHIBIT 3.(i)
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                            ARTICLES OF INCORPORATION
                                       OF
                              QUITMAN BANCORP, INC.



                                   ARTICLE 1.

         NAME AND ADDRESS. The name of the corporation is Quitman Bancorp, Inc. (hereinafter referred to as the "Corporation") and its principal executive office is located at 100 West Screven Street, Quitman, Georgia.

                                   ARTICLE 2.

         REGISTERED AGENT; REGISTERED OFFICE. The name of the Corporation's Registered Agent is Melvin E. Plair, who is a resident of the State of Georgia and is the President and a director of the Corporation. The post office address of the Corporation's registered office is at 100 West Screven Street, Quitman, Georgia.

                                   ARTICLE 3.

         PURPOSE; POWERS. The purpose of the Corporation is to act as a savings and loan holding company and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code
(hereinafter referred to as the "Code"). The Corporation shall have all the powers of a corporation organized under said Code.

                                   ARTICLE 4.

         DURATION.  The duration of the Corporation shall be perpetual.


                                   ARTICLE 5.

         CAPITAL STOCK.

         A. AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five million (5,000,000), of which four million (4,000,000) shall be shares of common stock, $0.10 par value per share (hereinafter referred to as the "Common Stock"), and of which one million (1,000,000) shall be shares of preferred stock, no par value per share (hereinafter referred to as the "Preferred Stock"). The aggregate par value of all authorized shares (of all classes) having a par value is $400,000.

         B. COMMON STOCK. Except to the extent to which the Board of Directors shall have specified voting power with respect to any other class of stock and except as otherwise provided by law, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in his or her name on the books of the Corporation. Subject to any rights and preferences of any other class of stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of

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         Directors  out  of  funds  lawfully   available   therefor.   Upon  any
         liquidation,   dissolution,  or  winding  up  of  the  affairs  of  the
         Corporation,  whether voluntary or involuntary, holders of Common Stock
         are  entitled  to  receive  pro  rata  the  remaining   assets  of  the
         Corporation after the holders of any class of stock ranking prior to the Common Stock have been paid in full any sums to which they may be entitled.

         C. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be identical. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by amendment to these Articles of Incorporation (which amendment, pursuant to Georgia law, may become effective without stockholder action) adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                  (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether (and the dates from which) such dividends shall be cumulative or noncumulative;

                  (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation or any other corporation and the terms and conditions of such conversion or exchange;

                  (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock or such series may be redeemed;

                  (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                  (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (7) The voting powers, if any, of the holders of such series of Preferred Stock.


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         D. SHARE  DIVIDENDS.  The Board of  Directors  may issue  shares of one class or series as a share dividend in respect of another class or series.



                                   ARTICLE 6.

         CONDUCT OF CORPORATE AFFAIRS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

         A. PREEMPTIVE RIGHTS; CUMULATIVE VOTING. The holders of the Common Stock have no preemptive rights or other rights to subscribe to any other shares of Common Stock or other securities of the Corporation. Holders of the Common Stock or any other equity securities of the Corporation have no right to cumulate votes for the election of directors.

         B. BYLAWS. The Board of Directors is expressly empowered to adopt, amend, or repeal Bylaws of the Corporation. Any adoption, amendment, or repeal of the Bylaws of the Corporation shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution is presented to the Board for adoption) (the "Whole Board"). The stockholders shall also have the power to adopt, amend, or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or these Articles of Incorporation, the affirmative vote of the holders of at least 80% of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, shall be required in order for the stockholders to adopt, amend, or repeal any provisions of the Bylaws of the Corporation.

         C. APPLICABILITY OF STATUTES. The Corporation shall be governed by the provisions of the Code ss.ss. 14-2-860 to 14-2-864 (directors' and officers' conflicting interest transactions), as now or hereinafter in effect.

         D. SHAREHOLDER INSPECTION RIGHTS. The right to inspect the corporate records granted by Section 14-2-1602 of the Code, and any successor section thereto, to shareholders is hereby limited to shareholders of record owning two percent or more of the outstanding shares of capital stock of the Corporation.

                                   ARTICLE 7.

         BOARD OF DIRECTORS.

         A. NUMBER; NAMES. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of any class of stock voting separately as a class or classes) that shall constitute the initial Board of Directors shall be six. The authorized number of directors of the Corporation, as stated in the Corporation's Bylaws, shall be not fewer than five nor more than fifteen. A majority of the Whole Board of Directors may vote to increase or decrease the number of directors constituting the Whole Board of Directors, provided however, that the minimum number of directors shall be five and the

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         maximum number of directors shall be fifteen. The names and business or home addresses of the persons who are to serve as initial directors are as follows:


Claude R. Butler                                   Route 4, Box 75
                                                   Quitman, Georgia 31643

Robert L. Cunningham, III                          Route 3, Box 2195
                                                   Quitman, Georgia 31643

Robert B. Holwell                                  Route 1, Troupeville Road
                                                   Quitman, Georgia 31643

Daniel M. Mitchell, Jr.                            202 Plantation Drive
                                                   Quitman, Georgia 31643

Melvin A. Plair                                    Route 1, Box 43
                                                   Quitman, Georgia 31643

John W. Romine                                     702 Pine Circle
                                                   Quitman, Georgia 31643




         B. CLASSES. The Board of Directors shall be divided into three classes, designated Classes I, II and III, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next succeeding annual election of directors and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         C. REMOVAL. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time with cause only by the affirmative vote, at a meeting of the stockholders called for that purpose, by the holders of 80% or more of the shares of the class or classes entitled to vote at that meeting and that elected the director.

         D. STOCKHOLDER NOMINATIONS. In addition to the right of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election

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         of directors  may be made by any  stockholder  entitled to vote for the election of directors if that stockholder complies with all the provisions of this Section 7.D.

                  (1) Advance notice of such proposed nomination shall be received by the Chairman of the Nominating Committee of the Board of Directors of the Corporation (which notice may be sent to such Chairman in care of the Secretary of the Corporation) or, in the absence of such a Nominating Committee, by the Secretary of the Corporation, not less than 14 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if fewer than 21 days notice of the meeting is given to stockholders, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

                  (2) Each notice under Section 7.D(1) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

                  (3) The nomination made by a stockholder may be made only at a meeting of the stockholders of the Corporation called for the election of directors at which such stockholder is present in person or by proxy, and can only be made by a stockholder who has theretofore complied with the notice provisions of Section 7.D(1) and (2) above.

                  (4) The Chairman of the meeting may in his discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         E. DUTIES OF DIRECTORS; LIABILITY OF DIRECTORS AND OFFICERS. The directors of the Corporation shall discharge their duties in a manner in which they believe in good faith to be in the best interests of the Corporation and with the care of ordinary prudent persons in like positions would exercise under similar circumstances. No director of this Corporation shall be personally liable to this Corporation or any of its stockholders for monetary damages for breach of his or her duties as a director, including the duty of care, under the Code ss. 14-2- 202(b)(4), provided that this Article 7.E shall not eliminate liability of a director (i) for any appropriation, in violation of the director's duties, of any business opportunity of this Corporation,
         (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in the Code ss. 14-2-832, or (iv) for any transaction from which the director derived an improper personal benefit. If the Code is amended after the effective date of these Articles of Incorporation to further eliminate or limit the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended.

                  In discharging the duties of their respective positions and determining what is believed to be in the best interest of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effect of any action on the

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         Corporation  or its  shareholders,  may consider  the  interests of the employees,  customers,  suppliers, and creditors of the Corporation and
         its   subsidiaries,   the   communities   in  which  offices  or  other
         establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided however, this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 8.

INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         A. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the
         Corporation, or was servings at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Georgia law.

         B. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee, or agent of the Corporation in defending any action, suit, or proceeding described in Section A of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding if authorized by the Board of Directors (without regard to whether participating members thereof are parties to such action, suit, or proceeding) or as otherwise required and to the fullest extent permitted by the Code, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         C. OTHER RIGHTS. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, or pursuant to a vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         D. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer,  employee,  or  agent  of the  Corporation,  or  who,  while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him or incurred by him in that capacity, or arising out of his status as such,

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         whether or not the  Corporation  would have the power to indemnify  him against such liability under the provisions the Code or of this Article 8.

         E. SECURITY FUND; INDEMNITY AGREEMENTS. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this
         Article 8.

         F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund created pursuant to Article 8.E hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

         G. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any other provision in this Article 8, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

         H. SAVINGS CLAUSE. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the full extent permitted by applicable law.

                  If the Code is amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Code, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

                                   ARTICLE 9.

         MEETINGS OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS.

         A.       DEFINITIONS.

                  (1) Acquire. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.


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                  (2)  Affiliate.  An  "Affiliate"  of, or a Person  "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (3) Associate. The term "Associate" when used to indicate a relationship with any Person means:

                           (i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; or

                           (ii) Any trust or other estate in which such Person has a 20% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 20% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity; or

                           (iii) Any relative or spouse of such Person (or any relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof).

                  (4) Beneficial Owner. Any corporation, partnership, person, or entity will be deemed to be a "beneficial owner" of or to own beneficially any share or shares of stock of the Corporation:

                           (i) which it owns directly, whether or not of record; or

                           (ii) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement  or  understanding  or upon  exercise  of
                           conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or

                           (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above) by any Affiliate or Associate; or

                           (iv) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock (as hereinafter defined).

                  For the purpose only of determining the percentage of the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting

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         Stock  which  such  corporation,  partnership,  person or other  entity
         beneficially  owns  pursuant  to  the  foregoing   provisions  of  this
         subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

                  (5) Offer. The term "Offer" shall mean every written offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                  (6) Person. The term "Person" shall mean any individual, partnership, corporation, unincorporated association, or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                  (7) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (8) Voting Stock. "Voting Stock" shall mean shares of the Corporation entitled to vote generally in an election of directors.

         B. DIRECTORS, OFFICERS OR EMPLOYEES. Directors, officers, or employees of the Corporation or any subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

         C. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, (iii) the President, (iv) stockholders, if all of the stockholders representing eighty percent of all the votes entitled to be cast on any issue to be considered at the proposed meeting, sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held or (v) stockholders, if, in the case the Corporation has one hundred or fewer stockholders, twenty-five percent of all the votes entitled to be cast on any issue to be considered at the proposed meeting, sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.


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



         D. ACTION WITHOUT A MEETING. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting unless the action is taken by all shareholders entitled to vote on the action.

         E. STOCKHOLDER PROPOSALS. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article.

                  Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act, or any successor regulation. With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and
         (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

                  The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article. If the presiding officer

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



         determines that a stockholder proposal was made in accordance with the terms of this Article, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of report of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                                   ARTICLE 10.

RESTRICTIONS ON VOTING AND ACQUIRING THE CORPORATION'S COMMON STOCK.

         A. VOTING RESTRICTION. Unless otherwise indicated in this Article, the definitions and other provisions set forth in Articles 9.A, 9.B, and 9.C are also applicable to this Article 10. Notwithstanding any other provision of these Articles of Incorporation, unless with the prior approval of two thirds (2/3) of the Whole Board, no record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a Person (including Associates and Affiliates of such Person) who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled or permitted to any vote in respect of the shares held in excess of the Limit.


         B. ACQUISITION RESTRICTION. For a period of five years from the completion of the conversion of Quitman Federal Savings Bank from mutual to stock form, no Person shall directly or indirectly Offer to Acquire or Acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation. The foregoing restriction shall not apply to (i) the purchase of shares by underwriters in connection with a public offering, (ii) the purchase of shares by a tax-qualified employee stock benefit plan of the Corporation or Quitman Federal Savings Bank, or (iii) the purchase of shares with the prior approval of two-thirds (2/3) of the Whole Board.

         C. BOARD DETERMINATIONS. The Board of Directors shall have the power to construe and apply the provisions of this Article and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock Owned by any Person, (ii) whether a Person is an Affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the Article to the given facts, or (v) any other matter relating to the applicability or effect of this Article. The Board of Directors shall have the right to demand that any person who is reasonably believed to own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to beneficially own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this Article as may reasonably be requested of such person. Any constructions, applications, or

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



         determinations made by the Board of Directors, pursuant to this Article in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         D. ENFORCEABILITY. In the event any provision (or portion thereof) of this Article shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

                                   ARTICLE 11.

         APPROVAL OF BUSINESS COMBINATIONS AND FAIR PRICE REQUIREMENTS.

         A. GENERAL REQUIREMENT. The Corporation hereby elects to be governed by the provisions set forth in the Code ss.ss. 14-2-1131 to 14-2-1133 pertaining to business combinations with interested shareholders ("Business Combinations"), or any successor law or regulation, and the Code ss.ss. 14-2-1110 to 14-2-1113 ("Fair price requirements"), or any successor law or regulation.

         B. ADDITIONAL PROVISIONS. Nothing contained in this Article shall be construed to relieve an interested shareholder as defined under Code ss.ss. 14-2-1110 and 14-2-1112, or any successor law or regulation ("Interested Shareholder"), from any fiduciary obligation imposed by law. In addition, nothing contained in this Article shall prevent any stockholders of the Corporation from objecting to any Business
         Combination and from demanding any appraisal rights which may be available to such Interested Shareholder.

         C. Notwithstanding Article 12 or any provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series) shall be required to amend or repeal this Article 11 or adopt any provisions inconsistent with this
         Article 11.

                                   ARTICLE 12.

         AMENDMENT. The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Georgia and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the then outstanding shares of the class or classes entitled to vote at that meeting, voting together as a single class, shall be required to amend or repeal this Article 12, and Articles 6, 7.C, 7.E, 8, 9, 10, and 11 of these Articles of Incorporation.

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